Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2016, relating to the consolidated financial statements of Aduro Biotech, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Aduro Biotech, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in each of the Prospectuses, which are part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
May 2, 2016